SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|    Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|    Definitive Proxy Statement
|_|    Definitive Additional Materials
|_|    Soliciting Material Under Rule 14a-12


                         International Game Technology
                         -----------------------------
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|    No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       1)   Title of each class of securities to which transaction applies:

       2)   Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       4)   Proposed maximum aggregate value of transaction:

       5)   Total fee paid:

|_|    Fee paid previously with preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1)   Amount previously paid:

       2)   Form, Schedule or Registration Statement No.:

       3)   Filing Party:

       4)   Date Filed:

                          INTERNATIONAL GAME TECHNOLOGY
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held On March 3, 2003


         International Game Technology hereby invites you, as one of our stockholders, to attend our annual meeting of stockholders either in person or by proxy. The meeting will be held at our corporate headquarters at 9295 Prototype Drive, Reno, Nevada, on Monday, March 3, 2003, at 1:30 p.m., local time, for the purpose of considering and acting upon the following matters:

1.    Electing nine directors for the ensuing year;

2. Ratifying the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending September 27,2003; and

3.    Transacting any other business that may properly come before the meeting.

      Only stockholders of record at the close of business on January 3, 2003 are entitled to receive notice of and to vote at the annual meeting or any adjournment of the meeting.



                                      By Order of the Board of Directors,



                                      /s/ Sara Beth Brown
                                      -----------------------
                                      Sara Beth Brown
                                      Secretary


Reno, Nevada
January 24, 2003


YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE AS SOON AS POSSIBLE. YOU MAY VOTE OVER THE INTERNET, AS WELL AS BY TELEPHONE OR BY MAILING A TRADITIONAL PROXY CARD. VOTING OVER THE INTERNET, BY PHONE OR BY WRITTEN PROXY WILL ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING IF YOU DO NOT ATTEND IN PERSON. PLEASE REVIEW THE INSTRUCTIONS ON THE PROXY CARD REGARDING EACH OF THESE VOTING OPTIONS.

                                TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.......................................1

QUESTIONS AND ANSWERS ABOUT THE MEETING........................................3

PROPOSAL 1 - ELECTION OF DIRECTORS.............................................7
  NOMINEES FOR ELECTION OF DIRECTORS...........................................7
  BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD..............................10
  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.................11
  COMPENSATION OF DIRECTORS...................................................11
  RECOMMENDATION OF IGT BOARD OF DIRECTORS....................................12

OTHER INFORMATION.............................................................12
  EXECUTIVE OFFICERS AND KEY EMPLOYEES........................................12
  EQUITY SECURITY OWNERSHIP OF MANAGEMENT AND OTHER BENEFICIAL OWNERS.........15
  EXECUTIVE COMPENSATION......................................................16
  EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS.....................18
  COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934........20

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.................20

PERFORMANCE GRAPH.............................................................22

PROPOSAL 2 - RATIFICATION OF INDEPENDENT AUDITORS.............................23

AUDIT COMMITTEE REPORT........................................................23
  FEES PAID TO INDEPENDENT ACCOUNTANTS........................................25
  RECOMMENDATION OF IGT BOARD OF DIRECTORS....................................25

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING.............................26

GENERAL    28

SECOND RESTATED AUDIT COMMITTEE CHARTER................................Annex A-1

MAP TO SITE OF ANNUAL MEETING................................................M-1

                          INTERNATIONAL GAME TECHNOLOGY
                              9295 Prototype Drive
                               Reno, Nevada 89521
                                 (775) 448-7777


                                   -----------


                                 PROXY STATEMENT

                                   -----------

         The board of directors of International Game Technology ("IGT") is soliciting the enclosed proxy for use at our annual meeting of stockholders to be held on Monday, March 3, 2003, at 1:30 p.m., local time, or at any adjournments of the meeting. This proxy statement and the accompanying Notice of Annual Meeting of Stockholders describe the purposes of the annual meeting. The annual meeting will be held at our headquarters at 9295 Prototype Drive, Reno, Nevada. A map with directions to our headquarters is included with this proxy statement on page M-1. These proxy solicitation materials were mailed on or about January 24, 2003 to all shareholders entitled to vote at the annual meeting.

                     QUESTIONS AND ANSWERS ABOUT THE MEETING

         Q:       What am I being asked to vote on?

                  A:       (1)      The election of nominees to serve on our
                                    board of directors; and

                           (2) The ratification of the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending September 27, 2003.

         Q:       How does the board recommend I vote on these proposals?

                  A: Our board of directors recommends a vote FOR each of the nominees for director and FOR the ratification of Deloitte & Touche LLP as our independent auditors.

         Q:       Who is entitled to vote?

                  A: The record date for the annual meeting is January 3, 2003. Stockholders of record as of the close of business on that date are entitled to vote at the annual meeting.

         Q:       How do I vote?

                  A: If you are the record holder of your shares, you may sign and date the enclosed proxy card and return it in the pre-paid envelope, vote via the internet or by telephone following the instructions included below and with your proxy card, or attend and vote at the annual meeting in person.

         Q:       What if my shares are held by a broker?

                  A: If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange, and shares held in street name may be voted by your broker on these items in the absence of voting instructions given by you. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as "broker non-votes." The proposals discussed in this proxy statement are considered routine and therefore may be voted upon by your broker if you do not give instructions for the shares held by your broker.

         Q        How can I vote by telephone or the internet?

                  A. If you are the record holder of your shares, you may grant a proxy to vote your shares at the annual meeting by telephone, by calling 1-866-593-3362 and following the simple recorded instructions, twenty-four hours a day, seven days a week, at any time prior to 11:59 p.m. Eastern Time the day before the annual meeting. Alternatively, you may vote via the internet at any time prior to 11:59 p.m. Eastern Time the day before the annual meeting, by going to http://www.proxyvotenow.com/igt and following the instructions to create an electronic ballot. If you vote by telephone or the internet, you will be required to provide the control number contained on your proxy card. If your shares are held in street name, your proxy card may contain instructions from your broker that allow you to vote your shares using the internet or by telephone; please consult with your broker if you have any questions regarding the electronic voting of shares held in street name.
                           The granting of proxies electronically is allowed by Subsection 2(b) of Section 78.355 of the Nevada General Corporation Law.

         Q:       Can I revoke my proxy later?

                  A: Yes. You have the right to revoke your proxy at any time before the annual meeting by:

                           (1) voting electronically via the internet or by telephone on a subsequent date prior to 11:59 p.m. Eastern Time the day before the annual meeting,

                           (2)      delivering a signed revocation or a
                                    subsequently dated, signed proxy card to the Secretary of IGT before the annual meeting, or

                           (3) attending the annual meeting and voting in person.

                           However, if you have voted electronically or delivered a valid proxy, your mere presence at the annual meeting will not, by itself, revoke that proxy.

         Q:       How many shares can vote?

                  A: As of the close of business on the record date of January 3, 2003, 86,710,092 shares of common stock were issued and outstanding. We have no other class of voting securities outstanding. Each share of common stock entitles its holder to one vote.

         Q:                How is a quorum determined?

                  A: For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. Abstentions will be counted as present for quorum purposes.

         Q:       What is required to approve each proposal?

                  A: Once a quorum has been established, directors are elected by a plurality of the votes cast by holders of shares entitled to vote at the annual meeting. This means that the individuals who receive the largest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting.

                           To approve the ratification of Deloitte & Touche LLP as our independent auditors, holders of a majority of the shares represented at the annual meeting, either in person or by proxy, must vote in favor of the proposal.

                           If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, we will treat the affected shares as not present and entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

         Q:       What happens if I abstain?

                  A: We will count proxies marked "abstain" as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of the proposal, the shares represented by these proxies will not be treated as affirmative votes.

         Q:       How will my shares be voted if I return a blank proxy card?

                  A: If you sign and send in your proxy card and do not indicate how you want to vote, we will count your proxy as a vote FOR each of the director nominees named in this proxy statement and FOR the ratification of Deloitte & Touche LLP as our independent auditors. If a broker or nominee who does not have discretion to vote has delivered a proxy but has failed to physically indicate on the proxy card that broker's lack of authority to vote, we will treat the shares as present and count the shares as votes FOR each of the director nominees named in this proxy statement and FOR the ratification of Deloitte & Touche LLP as our independent auditors.

         Q:       How will voting on any other business be conducted?

                  A: Although we do not know of any business to be considered at the annual meeting other than the proposal described in this proxy statement, if any other business comes before the annual meeting, your signed proxy card gives authority to the proxyholders, Charles N. Mathewson, G. Thomas Baker and Sara Beth Brown, to vote on those matters at their discretion.

         Q:                What if a quorum is not present at the meeting?

                  A: If a quorum is not present at the scheduled time of the annual meeting, we may adjourn the meeting, either with or without the vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the proxyholders will vote all shares for which they have authority in favor of the adjournment. We may also adjourn the meeting if for any reason we believe that additional time should be allowed for the solicitation of proxies. An adjournment will have no effect on the business that may be conducted at the annual meeting.

         Q:       How much stock do IGT's directors and executive officers own?

                  A: As of January 3, 2003, our current directors and executive officers collectively had the power to vote 2,602,846 shares, constituting approximately 3.0% of the outstanding shares. These persons have indicated that they currently intend to vote the shares held by them for each of the director nominees named in this proxy statement and in favor of the ratification of Deloitte & Touche LLP and.

         Q:       Who will bear the costs of this solicitation?

                  A: We will pay the cost of this solicitation of proxies by mail. Our officers and regular employees may also solicit proxies in person or by telephone without additional compensation. We will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and we will reimburse these persons for related postage and clerical expenses.

                       PROPOSAL 1 - ELECTION OF DIRECTORS


         The current term of office of all of our directors expires at the 2003 annual meeting. The board of directors proposes that the following nominees, all of whom are currently serving as directors, be re-elected for a new term of one year and until their successors are duly elected and qualified. The persons named in the enclosed form of proxy intend, if authorized, to vote the proxies FOR the election as directors of each of the nine persons named below as nominees. If any nominee declines or is unable to serve as a director, which we do not anticipate, the persons named as proxies reserve full discretion to vote for any other person who may be nominated.

Nominees for Election of Directors

         The following sets forth for each nominee for election as a director his name, all positions with IGT held by him and his principal occupation:

Charles N. Mathewson, 74, was appointed to our board of directors in 1985 and was named Chairman of the Board in February 1986. In December 1986, Mr. Mathewson was appointed President and Chief Executive Officer and resigned as Chairman of the Board. Mr. Mathewson resumed the position of Chairman of the Board and resigned as President in February 1988, and resigned as Chief Executive Officer in June 1993. In February 1996, he resumed the position of Chief Executive Officer. In December 2000, he resigned as Chief Executive Officer and currently holds the position of Chairman. He received his Bachelor of Finance degree from the University of Southern California in 1953 and graduated from the University of California Management Program in 1960. He served as Senior Executive Vice President and a director of Jefferies & Company, Inc. from 1968 to 1971, Chairman of the Board of Arden-Mayfair, Inc. from 1971 to 1974, and Chairman of the Board of Wagenseller & Durst from 1978 to 1979. From 1980 until February 1986, Mr. Mathewson was a general partner of Management Advisors Associates, a partnership engaged in investment and business consulting. He was a member of the board of directors of FelCor Lodging Trust from 1994 until 2002. From 1994 until 2002, Mr. Mathewson served as Chairman of the American Gaming Association, and in December 2002, he was named Chairman Emeritus of that organization. Mr. Mathewson is a member of the board of directors of Baron Asset Fund. Mr. Mathewson is a member of the Executive Committee of our board of directors.

 G. Thomas Baker, 60, has served on our board of directors since October 2000. Mr. Baker first joined IGT in September 1988 as our Vice
         President of Finance and Administration and Chief Financial Officer. In October 1991, Mr. Baker was named Vice President of Finance, Chief Financial Officer and Treasurer. He was named Executive Vice President, Corporate Finance, Chief Financial Officer and Treasurer in September 1993 and held these positions until August 1995. Mr. Baker was Senior Vice President and Chief Financial Officer of Boomtown Hotels & Casinos from August 1995 to February 1996. Mr. Baker rejoined IGT in March 1996 as our President, Chief Operating Officer and Chief Financial Officer. In May 1998, he resigned as Chief Financial Officer. From August 2000 to March 2001, Mr. Baker served as Chief Financial Officer and Treasurer, in addition to his position as President and Chief Operating Officer. In December 2000, he was appointed Chief Executive Officer. Mr. Baker has a Bachelor of Science degree in Business Administration and Liberal Arts from Upper Iowa University. Mr. Baker is a member of the Executive Committee of our board of directors.

Neil Barsky, 45, has served on our board of directors since March 2002. Mr.
         Barsky is managing partner of Alson Capital Partners, a New York City investment management company. Through September 30, 2002, Mr. Barsky was managing partner and co-founder of Midtown Capital Partners, LLC. Between 1993 and 1997, Mr. Barsky was an equity research analyst at Morgan Stanley, specializing in real estate, gaming and lodging. In 1997, Mr. Barsky was ranked #1 in lodging and #2 in gaming in the Institutional Investor All-American Research Poll. Prior to joining Morgan Stanley, Mr. Barsky was an award-winning reporter at the Wall Street Journal. Mr. Barsky has an MS from Columbia University's Graduate School of Journalism and a BA from Oberlin College. Mr. Barsky is a member of the Audit Committee of our board of directors.

Robert A. Bittman, 48, has served on our board of directors since May 2000.
         Mr. Bittman first joined IGT in 1985 as Marketing Research Analyst and was subsequently named Director of Marketing. He was promoted to Vice President of Marketing in 1988 and held this position until December 1995. Mr. Bittman rejoined IGT in March 1996 as our Executive Vice President, Product Development. From 1980 to 1985, Mr. Bittman worked for Caesar's Tahoe in all phases of slot management, including two years as Director of Slot Operations. Mr. Bittman majored in Systems Analysis at New York University, and Psychology at Queens College and the University of Nevada, Reno.

Richard R. Burt,  55, has served on our board of directors  since  December
         2001, when Anchor Gaming was acquired by IGT. Mr. Burt was a Director and Vice Chairman of Anchor Gaming from June 1999 until the acquisition in December 2001. Mr. Burt served as a Director and Chairman of Powerhouse Technologies, Inc. from 1994 through December 2001. Mr. Burt is a founder and the Chairman of IEP Advisors, Inc. in Washington D.C. At various times between 1981 and 1994, he was a partner in McKinsey & Co., the Chief Negotiator in the Strategic Arms Reduction Talks (START) with the former Soviet Union, the U.S. Ambassador to the Federal Republic of Germany, the Assistant Secretary of State for European and Canadian Affairs and Director of Politico-Military Affairs. Mr. Burt also serves as Chairman of the Board of Weirton Steel, Inc. and as a Director of Paine Webber Mutual Funds, and Hollinger International Inc. In addition, he is a member of the Textron Corporation's International Advisory Council. Mr. Burt is a member of the Audit Committee and Compensation Committee of our board of directors.

Wilbur K. Keating, 71, has served on our board of directors since May 1987.
         From 1994 until 2002, Mr. Keating was the Executive Officer for the National Association of State Retirement Administrators. Mr. Keating was the Assistant Executive Officer of the Nevada Public Employees Retirement System from 1974 through 1980, and its Chief Executive Officer from 1981 through 1994. He received his degree in Business Management from the University of Colorado in 1956. Mr. Keating is a member of the Audit Committee and Nominating and Corporate Governance Committee of our board of directors.

Thomas J. Matthews, 37, has served on our board of directors since December
         2001, when Anchor Gaming was acquired by IGT. He was named our Chief Operating Officer in December 2001. From February 1994 until the acquisition by IGT, Mr. Matthews held a number of key positions at Anchor Gaming, including President, Chief Executive Officer and Chairman of the Board. Mr. Matthews previously served as President of Global Gaming Distributors, Inc. until its acquisition by Anchor Gaming in 1994. Mr. Matthews graduated with a BS in Finance from the University of Southern California in 1986.

Robert Miller, 57, has served on our board of directors since January 2000.
         Governor Miller has been a partner at the law firm of Jones Vargas since January 1999, which has provided and continues to provide legal services to IGT. From January 1989 until January 1999, he served as Governor of the State of Nevada and as Lieutenant Governor of the State of Nevada from 1987 to 1989. Governor Miller was the Clark County District Attorney from 1979 to 1986 and was Las Vegas Township Justice of the Peace from 1975 to 1979. He was first legal advisor for the Las Vegas Metropolitan Police Department from 1973 to 1975 and was a Clark County Deputy District Attorney from 1971 to 1973. Prior to 1973, Governor Miller was a uniformed commissioned officer for the Clark County Sheriff's Department and the Los Angeles County Sheriff's Department. During Governor Miller's political and professional careers, he has served on many local and national boards and chaired or co-chaired numerous committees within the National Governor's Association, including the Chairmanship of the Association during 1996-1997. He was appointed by President Reagan to the nine-member President's Task Force on Victims of Crime in 1982 and was appointed to the Advisory Commission on Intergovernmental Relations by President Bill Clinton in 1993. Current board memberships include Newmont Mining Corporation, America West Holdings, American Cancer Society Foundation-National, Zenith National Insurance Corp., K12, Inc., National Center for Missing and Exploited Children, Wynn Resorts, and Member at Large - College Board of Regents of the National College of District Attorneys. Governor Miller received his law degree in 1971 from Loyola Law School, Los Angeles. Mr. Miller is a member of the Compensation Committee and Nominating and Corporate Governance Committee of our board of directors.

Frederick B. Rentschler, 63, has served on our board of directors since May
         1992. Prior to his retirement in 1991, Mr. Rentschler served as President and Chief Executive Officer of Northwest Airlines from 1990 to 1991. Mr. Rentschler served as President and Chief Executive Officer of Beatrice Company from 1988 to 1990, as President and Chief Executive Officer of Beatrice U.S. Foods from 1985 to 1988, as President and Chief Executive Officer of Hunt-Wesson, Inc. from 1980 to 1984 and President of Armour-Dial from 1977 to 1980. Mr. Rentschler is the Chairman of the Board of Trustees of the Salk Institute, La Jolla, California. Additionally, Mr. Rentschler serves on the boards of Bionutrics and the Scottsdale Health Care Systems. Mr. Rentschler is a member of the Compensation Committee and Nominating and Corporate Governance Committee of our board of directors.

Board of Directors and Committees of the Board

         Our board of directors held four regular meetings and one special meeting during fiscal 2002, and acted by unanimous written consent on three other occasions. Each director attended at least 75% of the total number of meetings of the board held while he was a director and of each committee on which he served during the period in which he served as a member of that committee. Our board of directors has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, and the Nominating and Corporate Governance Committee.

         The Executive Committee, comprised of Messrs. Mathewson and Baker, exercises the powers and authority of our board of directors in the management of IGT's business affairs during the intervals between board meetings. The power and authority of the Executive Committee is subject to the provisions of applicable Nevada law and our charter documents. The Executive Committee does not have any power or authority over any of the matters reserved exclusively for the Compensation Committee, the Audit Committee or the Nominating and Corporate Governance Committee under any federal laws, the rules and regulations of the Securities and Exchange Commission, and the rules of the New York Stock Exchange. The Executive Committee did not hold any meetings during fiscal 2002, but acted by unanimous written consent on two occasions.

         The Audit Committee Charter, which sets forth the authority and responsibilities of the Audit Committee, was restated in December 2002. A copy of the restated Audit Committee Charter is attached to this proxy statement as Annex A. The Audit Committee assists our board of directors in overseeing the accounting and financial reporting processes of IGT and audits of our financial statements, including the integrity of our financial statements, compliance with legal and regulatory requirements, our independent public accountants' qualifications and independence, the performance of our internal audit function and independent public accountants, and such other duties as may be directed by our board of directors. The Audit Committee Charter requires that the Audit Committee consist of three or more board members who satisfy the "independence" requirements of the New York Stock Exchange. The Audit Committee consists of Messrs. Barsky, Burt and Keating, each of whom satisfies these requirements. The Audit Committee held nine meetings during fiscal 2002. A copy of the report of the Audit Committee is contained in this proxy statement.

         In March 2002, our board of directors adopted a Nominating Committee Charter. The Nominating Committee changed its structure and name to the Nominating and Corporate Governance Committee, and our board adopted a Nominating and Corporate Governance Charter, in September 2002. This Charter was restated by our board in December 2002. The purpose of the Nominating and Corporate Governance Committee, which consists of Messrs. Rentschler, Keating and Miller, is to ensure that qualified candidates are presented to our board for election as directors, to ensure that our board and our organizational documents are structured in a way that best serves our practices and objectives, and to develop and recommend to our board a set of corporate governance principles. The Nominating and Corporate Governance Charter requires that the Nominating and Corporate Governance Committee consist of no fewer than three board members who satisfy the "independence" requirements of the New York Stock Exchange and applicable law. The Nominating and Corporate Governance Committee did not hold any meetings during fiscal 2002, but acted by unanimous written consent on one occasion.

         The Nominating and Corporate Governance Committee will consider nominees for our board of directors recommended by stockholders. Notice of proposed stockholder nominations for director must be delivered not less than 120 days prior to any meeting at which directors are to be elected. Nominations must include the full name of the proposed nominee and a brief description of the proposed nominee's business experience for at least the previous five years. Nominations should be delivered to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, International Game Technology, 9295 Prototype Drive, Reno, Nevada 89511-8986.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee Charter, which sets forth the authority and responsibilities of the Compensation Committee, was restated in December 2002. The Compensation Committee's purpose is to discharge the responsibilities of our board of directors relating to compensation of IGT's executives and directors, to produce an annual report on executive compensation for inclusion in our proxy statements, and to take such other actions within the scope of the Compensation Committee Charter as the Compensation Committee deems necessary or appropriate. The Compensation Committee Charter requires that the Compensation Committee consist of three or more board members who satisfy the "independence" requirements of the New York Stock Exchange. The Compensation Committee consists of Messrs. Burt, Miller and Rentschler, each of whom satisfies these requirements. The Compensation Committee held four meetings during fiscal 2002, and acted by unanimous written consent on one other occasion. A copy of the report of the Compensation Committee is contained in this proxy statement.

         No member of our Compensation Committee is a former or current officer or employee of IGT or any of our subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or on our Compensation Committee.

Compensation of Directors

         Non-employee directors receive a $30,000 annual fee and a fee of $1,500 for each committee meeting attended. Each non-employee director receives non-qualified stock options to purchase 10,000 shares of common stock upon his initial election to the board of directors at an exercise price equal to the closing price of the common stock on the date of grant. Additionally, every year thereafter, each non-employee director receives non-qualified stock options to purchase 6,000 shares of common stock upon his re-election to the board at an exercise price equal to the closing price of the common stock on the date of grant. During fiscal 2002, each non-employee director except Mr. Barsky received non-qualified stock options to purchase 6,000 shares of our common stock at an exercise price of $70.09 per share. Mr. Barsky received non-qualified options to purchase 10,000 shares of common stock at an exercise price of $67.85 per share upon his appointment to the board in March 2002.

         In recognition of Rockwell A. Schnabel's services to IGT, when Mr. Schnabel resigned as a director in October 2001 in order to return to government service, IGT accelerated the vesting of his unvested options. Concurrently, the exercise price of Mr. Schnabel's in-the-money options was increased to the fair market value of IGT common stock on the day of acceleration.

         We do not pay to directors who are also our executive officers any fees or additional remuneration for service as members of our board or its committees.

Recommendation of IGT Board of Directors

         The favorable vote of a plurality of votes cast for each nominee is required for election of that nominee to the board of directors.

         Our board of directors recommends a vote FOR the election of each of the above nominees as a director.

                                OTHER INFORMATION

Executive Officers and Key Employees

         The following table sets forth the name, age, and current office of our executive officers and selected key employees. Following the table are descriptions of all positions held by each individual and the business experience of each individual for at least the past five years.

Name                          Age     Title

G. Thomas Baker               60      President and Chief Executive Officer

Robert A. Bittman             48      Executive Vice President, Product
                                      Development

Sara Beth Brown               47      Senior Vice President, General Counsel,
                                      Secretary

Ward Chilton                  46      Senior Vice President, North America Sales

Anthony Ciorciari             55      Senior Vice President, Operations

Thomas J. Matthews            37      Chief Operating Officer

Maureen T. Mullarkey          43      Senior Vice President, Chief Financial
                                      Officer, Treasurer

Richard Pennington            40      Senior Vice President, Product Management

Randy Kirner                  56      Vice President, Human Resources

         For descriptions of Messrs. Baker's, Bittman's and Matthews's backgrounds, see "Election of Directors."

         Ms. Brown joined us in October 1999 as Vice President, General Counsel and Corporate Secretary. In October 2000, she was appointed Senior Vice President. She has responsibility for legal services, intellectual property, corporate governance, corporate audit, regulatory compliance, product compliance, risk management and government affairs. Prior to joining IGT, Ms.

Brown held key positions at Wells Fargo & Co., including Senior Vice President and Regional Manager of Wells Fargo Private Client Services, and managing counsel for the bank's predecessor First Interstate Bank of Nevada, N.A. She has also practiced law in the areas of civil rights, criminal defense and employment law. Ms. Brown was graduated from the University of Nevada, Reno in 1978 with high honors and received a degree in Journalism. She received her JD from McGeorge School of Law in 1981 with distinction, and is a member of the Order of the Coif. Ms. Brown serves as a Commissioner to the Nevada Commission on Economic Development, and was appointed by U.S. Senator Richard Bryan to the committee that selects Nevada's military academy appointees.

         Mr. Chilton first joined us in September 1986 as an Account Executive and was promoted to Manager of Megabucks in 1987. He was promoted to Director of Progressive Systems in July 1991 and held this position until December 1995. Mr. Chilton rejoined us in April 1996 as Director of Progressive Systems and was promoted to Vice President of MegaJackpots in March of 1999. In October 2001, he was promoted to Sr. Vice President, North America Sales. He is responsible for all of domestic sales, as well as our recurring revenue products including wide area progressives and stand-alone proprietary games. Prior to joining us, from November 1980 to September 1986, Mr. Chilton developed and managed real estate and was also a general partner in Frontier Investments, which owned the Red Garter Hotel and Casino in Wendover, Nevada. Mr. Chilton received a BS in Business Administration from Arizona State University in 1978 and an MS from Golden Gate University in 1980.

         Mr. Ciorciari joined us as Vice President of Operations in January 1994, with responsibility for worldwide manufacturing, procurement, corporate facilities and services. In August 1998, he was appointed Senior Vice President of Operations. Mr. Ciorciari has more than 26 years' experience in U.S. and international manufacturing at Digital Equipment Company. From June 1987 through December 1993, Mr. Ciorciari was General Manager of the Digital manufacturing operations in Albuquerque, New Mexico and Chihuahua, Mexico. In this position, he was responsible for the manufacturing and supply of Digital's workstation and systems product lines. Mr. Ciorciari is currently a member of the board of directors for the National Association of Manufacturers in Washington, D.C. He is also a Foundation Board Member for Truckee Meadows Community College.

         Ms. Mullarkey first joined us in 1989 and held several financial positions before her appointment as Chief Financial Officer in May 1998. In 1999, in addition to her role as Chief Financial Officer, Ms. Mullarkey was appointed Vice President of Finance and Treasurer, and held these positions until July 2000. Ms. Mullarkey was Chief Financial Officer at Zoho Corporation from August 2000 to January 2001. She rejoined us in January 2001, and was appointed Senior Vice President and Chief Financial Officer in March 2001. Ms. Mullarkey directs investor relations, finance, accounting, treasury management, tax, information system and enterprise resource planning (ERP) functions. Ms. Mullarkey received a BS from the University of Texas at Austin in 1981, and an MBA from the University of Nevada, Reno in 1988.

         Mr. Pennington joined us in July 1991 and has held several management positions in the finance and accounting areas of IGT. In 1997 he was promoted to Finance Director with responsibility for Credit, Cost Accounting, and Corporate Finance. In 1999, Mr. Pennington was promoted to Vice President of Product Management. In October 2001, he was promoted to Senior Vice President of Product Management, where he manages and coordinates the cross-functional activities and processes from product development through manufacturing, sales and service.

Prior to joining us, Mr. Pennington was Manager of Cost Accounting at Western Digital in Irvine, California, and prior to that, Manager of Accounting at Emerson Technologies LLP, an affiliate of Emerson Radio. Mr. Pennington attended California State University at Pomona where he graduated with a BS in Business Administration in 1987.

         Mr. Kirner joined us in October 1997 as Vice President, Human Resources. From September 1993 through September 1997, Mr. Kirner served as Vice President, Human Resources for Wyle Electronics, an international distributor of semiconductors, computer systems and related value-added services. From 1986 to 1992, he was employed by Allergan, Inc. of Irvine, California in various capacities, including Regional Sales Manager and Vice President, Human Resources for Medical Optics, a subsidiary. Mr. Kirner was employed by American Hospital Supply Corporation from 1972 to 1986. He is a Vietnam veteran, having served as an officer in the U.S. Army from 1967 to 1972. Mr. Kirner received an MS from West Coast University in 1975, an MBA from Georgia State University in 1968 and a BA in Business Administration from North Georgia College and State University in 1967.

Equity Security Ownership of Management and Other Beneficial Owners

         The following table sets forth information as of January 3, 2003 with respect to the beneficial ownership of our common stock by persons known to us to own beneficially more than 5% of the common stock, each of our directors, our executive officers named in the Summary Compensation Table, and all of our executive officers and directors as a group. We have no other class of equity securities outstanding.

                                       Shares of IGT's Common Stock
                                       ----------------------------
                                                 Options
        Name of                                 Exercisable       Beneficially      Percent of
    Beneficial Owner              Owned       Within 60 Days         Owned 1          Class 2
-----------------------         ---------     --------------      ------------        -------
G. Thomas Baker                   129,805         647,400              777,205           *
Neil Barsky                         5,000             ---                5,000           *
Robert A. Bittman                  14,282          21,194               35,476           *
Richard R. Burt                       ---           5,334                5,334           *
Anthony Ciorciari                  33,561          13,935               47,496           *
Wilbur K. Keating                   4,718          24,000               28,718           *
Thomas J. Matthews                100,000         100,000              200,000           *
Charles N. Mathewson            2,298,163         183,963            2,482,126         2.9%
Maureen T. Mullarkey                3,772          92,637               96,409           *
Robert Miller                         ---          12,000               12,000           *
Frederick B. Rentschler             2,000           2,000                4,000           *
All executive officers
and directors as a group
(15 persons)                    2,602,846       1,159,305            3,762,151         4.3%

Private Capital Management,
Inc. and affiliates3
                                6,509,625             ---            6,509,625         7.3%
Putnam, LLC and affiliates4
                                4,479,650             ---            4,479,650         5.1%

-----------
*Less than 1%


1 Represents sum of shares owned and shares which may be purchased upon exercise of options exercisable within 60 days of January 3, 2003.

2 Any securities not outstanding which are subject to options or conversion privileges exercisable within 60 days of January 3, 2003 are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by any person holding such securities but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person.

3 Information with respect to number of shares beneficially owned and percent of class derived from Schedule 13G reporting information as of December 31, 2001 and filed February 15, 2002. According to the Schedule 13G, Bruce S. Sherman is Chairman and Gregg J. Powers is President of Private Capital Management, Inc. ("PCM"), In these capacities, Messrs. Sherman and Powers exercise shared dispositive and shared voting power with respect to shares held by PCM's clients and managed by PCM. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by PCM's clients and disclaim the existence of a group. The business address of PCM is 8889 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108.

4 Information with respect to number of shares beneficially owned and percent of class derived from Schedule 13G, filed on and reporting information as of November 12, 2002. According to the Schedule 13G, two subsidiaries of Putnam, LLC d/b/a Putnam Investments ("PI"), Putnam Investment Management, LLC ("PIM") and The Putnam Advisory Company, LLC ("PAC"), have shared voting power over 189,512 and 493,737 shares, respectively, of our common stock, and shared dispositive power over 3,384,097 and 1,095,553 shares, respectively. As such, PI has shared voting power over 683,249 shares and shared dispositive power over 4,479,650 shares of our common stock. The business address of PI, PIM and PAC is One Post Office Square, Boston, Massachusetts 02109.

Executive Compensation

Summary Compensation Table

         The following table summarizes all compensation paid for fiscal 2002, 2001, and 2000 to G. Thomas Baker, our President and Chief Executive Officer, to the other four most highly compensated executive officers during fiscal 2002, and to our Chairman, Charles Mathewson.

                                                                                        Long-Term Compensation
                                                                                ------------------------------------
                                                                                   Securities
                                                   Annual Compensation             Underlying             Other
                                            -------------------------------
Name and Principal Position     Year         Salary ($)1         Bonus ($)2     Options Granted3  Compensation ($)4
---------------------------     ----        ------------        -----------     ---------------- ------------------
G. Thomas Baker                  2002          690,385            2,100,000 5            ---            161,431
   President and Chief           2001          621,154            1,950,000          500,000            139,086
   Executive Officer             2000          499,231            1,300,000              ---             80,983

Thomas J. Matthews6              2002          328,846              900,000 7        500,000             40,105
   Chief Operating Officer       2001              ---                  ---              ---                ---
                                 2000              ---                  ---              ---                ---

Maureen T. Mullarkey             2002          266,731              462,500 8         12,500             56,086
   Senior Vice President         2001          145,615              375,000          100,000             35,648
   Chief Financial Officer,      2000          166,903                  ---              ---             28,970
   Treasurer

Robert A. Bittman                2002          300,000              400,000 8            ---             72,223
   Executive Vice President,     2001          299,997              325,000          100,000             73,255
   Product Development           2000          300,000              300,000              ---             56,182

Anthony Ciorciari                2002          240,000              400,000 8         12,500             56,794
   Senior Vice President         2001          222,981              325,000           50,000             51,921
   Operations                    2000          209,516              220,000              ---             45,448

Charles N. Mathewson             2002                1            1,400,000              ---             72,022
   Chairman9                     2001                1            1,300,000              ---             80,192
                                 2000                1            1,300,000              ---             92,676

------------
1 Amounts shown include base compensation earned and received by executive officers. No non-cash compensation was paid as salary or as a bonus during fiscal 2002.

2 Amounts represent bonuses earned in the fiscal year but paid in the following fiscal year.

3 Amounts represent options to purchase the number of shares of common stock shown.

4 Other compensation includes contributions by IGT to the accounts of the identified executive officers under IGT's qualified profit sharing plan, and payments under IGT's cash sharing plan. See Note 9 for Mr. Mathewson.

5 Amount shown includes $700,000 deferred bonus. See "Employment Contracts" below for a description of the deferred bonus provision of Mr. Baker's employment contract.

6 Mr. Matthews joined IGT in fiscal 2002.

7 Amount shown includes $157,000 deferred bonus. See "Employment Contracts" below for a description of the deferred bonus provision of Mr. Matthews' employment contract.

8 Amount shown includes $50,000 deferred bonus payable in two years if individual is employed by IGT at that time.

9 Mr. Mathewson resigned as Chief Executive Officer in December 2000. The Compensation Committee determined the amount of the bonus for Mr. Mathewson based on its subjective views of his contribution to the favorable performance of IGT in 2002 and, without an independent verification, its view about the appropriate level of compensation to him for such contributions. Other Compensation amounts include life insurance premiums, estate planning and medical costs paid by IGT.

Options

         The tables below sets forth certain information regarding options granted and exercised during fiscal 2002 to the executive officers named in the Summary Compensation Table.

Option Grants

                                               Individual Grants
                          --------------------------------------------------------
                                           Percent of                                     Potential Realizable Value at
                                              Total                                            Assumed Annual Rates
                            Number of        Options                                        of Stock Price Appreciation
                           Securities      Granted to                                            for Optional Term 1
                           Underlying       Employees    Exercised or                    -----------------------------
                            Options         in Fiscal     Base Price   Expiration
Name                       Granted 1         Year (%)      Per Share      Date                  5%               10%
------------------------- ------------    ------------    ------------ -----------        ------------     ------------
G. Thomas Baker                  ---           ---             ---             ---        $        ---     $        ---
Thomas J. Matthews           500,000         13.07           70.00      12/30/2011          22,011,312       55,780,986
Maureen T. Mullarkey          12,500           .33           68.30      12/31/2011             536,919        1,360,658
Robert A. Bittman                ---           ---             ---             ---                 ---              ---
Anthony Ciorciari             12,500           .33           68.30      12/31/2011             536,919        1,360,658
Charles N. Mathewson             ---           ---             ---             ---                 ---              ---


------------
1 Except as described in the following footnote, the options have a ten year term and are generally exercisable commencing 12 months after the grant date, with 20% of the shares covered thereby becoming exercisable at that time and with an additional 20% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fifth anniversary date.

Aggregated Option Exercises and Fiscal Year-End Option Values

                                                            Number of Securities
                                Options Exercised          Underlying Unexercised          Value of Unexercised In-the-
                            -------------------------       Options at 9/28/2002           Money Options at 9/28/20021
                             Shares                     ----------------------------     -------------------------------
Name                        Acquired   Value Realized    Exercisable   Unexercisable      Exercisable      Unexercisable
-------------------------   --------   --------------   -----------    -------------     -------------     -------------
G. Thomas Baker                  ---             ---       478,729         335,337         $21,574,637       $8,292,279
Thomas J. Matthews2          388,000      15,132,691           ---         600,000                 ---        5,365,250
Maureen T. Mullarkey          25,241       1,400,794        69,560         113,077           3,065,987        3,075,157
Robert A. Bittman              9,282         428,223        20,000          81,194             462,800        1,908,172
Anthony Ciorciari             18,648       1,058,366        10,705          53,230             267,595          976,557
Charles N. Mathewson         210,160       8,486,715       183,963             ---          10,270,441              ---


------------
1 Market value of the underlying securities at year-end, less the exercise price of "in-the-money" options.

2 IGT assumed options to purchase 248,000 shares at $15.9375 per share, and 240,000 at $35.9375 per share upon its acquisition of Anchor Gaming. Of these, Mr. Matthews holds options to purchase 100,000 shares at $15.9375 per share.

Employment Contracts and Change in Control Arrangements

         We entered into a three-year employment agreement with G. Thomas Baker, our President and Chief Executive Officer, effective on December 6, 2000. This agreement provides for an annual base salary of $650,000 for year one, $700,000 for year two and $750,000 for year three. In addition, for each 1% increase in operating profits before incentives over the previous fiscal year, Mr. Baker will receive a management bonus equal to 10% of his base salary, and he will receive 20% of his base salary for any increase in operating profits over the prior year in excess of 10%. The bonus calculation shall not exceed 300% of the base salary. In year one, the bonus was determined based upon the full 2000-2001 fiscal year without proration. The bonus will also be payable based upon various management objectives set by the board of directors in consultation with Mr. Baker. The amounts of the bonuses earned by Mr. Baker in each of year one and year two of the agreement that exceeded 200% of his base salary in those years have been accrued and payment of this amount will be paid in conjunction with the bonus earned in year three, provided that Mr. Baker remains employed by us through the term. We may terminate Mr. Baker for cause (as defined in the agreement). If we terminate Mr. Baker's employment without cause or because he becomes disabled, or if he elects at his discretion to sever his relationship with IGT upon a transfer to a third party of 40% or more of our outstanding stock, he will be entitled to receive a lump sum payment equal to two years' base salary plus any applicable deferred bonus, and any unvested stock options held by him at that time will immediately vest in full. If Mr. Baker dies during the term of the agreement, his estate will be entitled to receive two years' base salary and any deferred bonus. Mr. Baker is also eligible to participate in our profit sharing, cash sharing, and employee stock purchase plans, as well as other employee benefit plans and programs for which he is otherwise eligible under the terms of such plans or programs. Additionally, in his employment agreement Mr. Baker was granted an option to purchase 500,000 shares of our common stock at a price of $45.00 per share. The stock option vests in three equal installments upon the first, second and third anniversaries of the award, ending on December 5, 2003.

         We entered into a three-year employment agreement, effective as of December 30, 2001, with Thomas J. Matthews, our Chief Operating Officer. The agreement continues through October 16, 2004. At the end of the employment agreement term, Mr. Matthew's employment will be at will. The employment agreement provides for an annual base salary of $450,000. Mr. Matthews is also eligible to receive annual salary increases and to participate in our profit sharing, cash sharing, management bonus and employee stock purchase plans, as well as other employee benefit plans and programs for which he is otherwise eligible under the terms of such plans or programs. The bonus earned by Mr. Matthews through the management bonus program may not exceed 200% of base salary, and to the extent the bonus earned in any year exceeds 165% of Mr. Matthews's base salary in that year, that amount will be accrued and paid two years later, provided that Mr. Matthews remains employed by us at that time. The management bonus is payable based upon the increase in our operating profits before incentives over the previous fiscal year, attainment of our fiscal year enterprise resource planning (ERP) program goals, and various management objectives set by the Chief Executive Officer in consultation with Mr. Matthews. We may terminate Mr. Matthews for cause or upon his disability (in each case, as defined in the agreement). If we terminate Mr. Matthews's employment without cause, or if he elects at his discretion to sever his relationship with IGT upon a transfer to a third party of 40% or more of our outstanding stock, he will be entitled to receive a lump sum payment equal to one year's base salary and any applicable deferred bonus. Any stock options held by him at that time will immediately vest in full. We will also pay any premiums for Mr. Matthews's health benefits under the Consolidated Omnibus Budget Reconciliation Act (COBRA), to the extent he is eligible for COBRA benefits, for the shorter of one year or until he secures new employment. If Mr. Matthews dies during the term of this agreement, his estate (or other person as he has directed in writing) will be entitled to receive one year's base salary and any deferred bonus. Additionally, in his employment agreement Mr. Matthews was granted an option to purchase 500,000 shares of our common stock at a price of $70.00 per share. The award vests in five equal annual installments beginning on the first anniversary of the award.

         Maureen T. Mullarkey entered into a five-year employment agreement with us on January 12, 2001, and was appointed as our Senior Vice President and Chief Financial Officer effective March 2, 2001. The agreement provides for an annual base salary of $250,000. At the end of the five-year term, Ms. Mullarkey's employment will be at will. Ms. Mullarkey is also eligible to receive annual salary increases of at least $15,000 and is eligible to participate in our profit sharing, cash sharing, management bonus and employee stock purchase plans, as well as other employee benefit plans and programs for which she is otherwise eligible under the terms of such plans or programs. The bonus earned by Ms. Mullarkey through the management bonus program may not exceed 150% of base salary, and to the extent the bonus earned in any year exceeds 100% of Ms. Mullarkey's base salary in that year, that amount will be accrued and paid two years later, provided that she remains employed by us at that time. IGT waived its right to require Ms. Mullarkey to defer the bonuses earned pursuant to her employment agreement in fiscal 2001 and 2002. The management bonus is payable based upon the increase in our operating profits before incentives over the previous fiscal year, attainment of our fiscal year ERP program goals, and various management objectives set by the Chief Executive Officer in consultation with Ms. Mullarkey. In addition to the bonuses under her agreement, Ms. Mullarkey received a bonus of $50,000 for fiscal 2002, which is payable in two years if Ms. Mullarkey continues to be employed by us at that time. We may terminate Ms. Mullarkey for cause or upon her disability (in each case, as defined in the agreement). If we terminate Ms. Mullarkey's employment without cause, or if she elects at her discretion to sever her relationship with IGT upon a transfer to a third party of 40% or more of our outstanding stock, she will be entitled to receive a lump sum payment equal to one year's base salary and any applicable deferred bonus. Any stock options held by her at that time will immediately vest in full. We will also pay any premiums for Ms. Mullarkey's health benefits under COBRA, to the extent she is eligible for COBRA benefits, for the shorter of one year or until she secures new employment. If Ms. Mullarkey dies during the term of the agreement, her estate (or other person as she has directed in writing) will be entitled to receive one year's base salary and any deferred bonus. Additionally, in her employment agreement Ms. Mullarkey was granted an option to purchase 100,000 shares of our common stock at a price of $44.75 per share. The option vests in five equal annual installments beginning on the first anniversary of the award.

        Our 1993 Stock Option Plan and our 2002 Stock Incentive Plan contain provisions that would be triggered by a change of control of IGT. Unless before a Change in Control Event, as defined in the plans, the Compensation Committee of our board of directors determines that, upon its occurrence, benefits will not be accelerated, then generally upon the Change in Control Event each option will become immediately exercisable, restricted stock will vest, and performance-based awards will become payable.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission require our executive officers, directors, and persons who beneficially own more than 10% of our common stock, as well as certain affiliates of those persons, to file initial reports of ownership and monthly transaction reports covering any changes in ownership with the SEC and the New York Stock Exchange. SEC regulations require these persons to furnish us with copies of all reports they file pursuant to Section 16(a). Based solely upon a review of the copies of the reports received by us, we believe that, during fiscal 2002, except as described in the next sentence, all filing requirements applicable to executive officers and directors were complied with. In February 2002, Mr. Matthews timely filed a Form 4 with respect to certain transactions he effected during January 2002, but the first three pages of this filing were inadvertently omitted from the copies filed with the SEC; a corrected Form 4 including all pages of the report has since been filed with the SEC.

THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS AFTER THE REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.



                       BOARD COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee of the board of directors, consisting entirely of non-employee directors, is responsible for oversight of executive compensation, review of IGT's overall compensation programs, and administration of certain incentive compensation programs.

Compensation Philosophy

         Generally, IGT's compensation programs are designed to attract, retain, motivate and appropriately reward individuals who are responsible for IGT's short- and long-term profitability, growth and return to stockholders. The overall compensation philosophy followed by the Committee is to pay competitively while emphasizing qualitative indicators of corporate and individual performance.

Executive Compensation

         IGT's management bonus plan is a cash-based incentive program, and for fiscal 2002, was based on IGT's income from operations. Individual cash bonus awards were made to the executive officers because the Committee believes such awards provide appropriate performance incentives. Individual cash bonus awards for executive officers other than the Chief Executive Officer were determined for fiscal 2002 by IGT's Chief Executive Officer, Mr. Baker, based upon his subjective evaluation of each officer's individual performance.

         Executive officers also participate in benefit plans available to employees as described under "Employee Incentive Plans."

         The Committee also uses stock option awards made under the International Game Technology 2002 Stock Incentive Plan to provide various incentives for key personnel, including executive officers. Stock options are priced at the fair market value of the common stock of IGT on the date of the grant, and typically vest at the rate of 20% per year over five years with exercisability dependent on continued employment.

         Sara Beth Brown, Ward Chilton, Anthony Ciorciari, Maureen T. Mullarkey, Richard Pennington and Randall Kirner all received stock option awards in fiscal 2002. The Committee also periodically approves additional stock option awards for eligible individuals, including executive officers, based upon a subjective evaluation of individual current performance, assumption of significant responsibilities, anticipated future contributions, and/or ability to impact overall corporate and/or business unit financial results.

         To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Compensation Committee also considers the anticipated tax treatment to IGT and to the executives of various payments and benefits, specifically in consideration of Section 162(m) of the Internal Revenue Code. The Committee will not, however, limit executive compensation to that which is deductible.

Chief Executive Compensation

         Mr. Baker became Chief Executive Officer of IGT in December 2000. The Committee granted Mr. Baker stock options in December 2000 to acquire 500,000 shares of IGT's common stock, which vest in three equal installments upon the first, second and third anniversaries of the award. During fiscal 2002, Mr. Baker received a base salary of $690,385 and a management bonus of $2,100,000 pursuant to the terms of his employment agreement (see "Employment Contracts" above).

                                 COMPENSATION COMMITTEE

                                 Frederick B. Rentschler, Chairman
                                 Richard R. Burt
                                 Robert Miller

                                PERFORMANCE GRAPH

         The following graph reflects the cumulative total return (change in stock price plus reinvested dividends) of a $100 investment in our common stock for the five-year period from October 1, 1997 through September 28, 2002 in comparison to the Standard and Poor's 500 Composite Index and our peer groups. The comparisons are not intended to forecast or be indicative of possible future performance of our common stock.

         [GRAPH OMITTED]



                                  1997     1998    1999    2000    2001    2002
                                  ----     ----    ----    ----    ----    ----
International Game Technology      100       80      78     146     184     300
S & P 500                          100      109     139     158     116      92
New Peer Group                     100       59      54      65      96     131
Old Peer Group                     100      101      63      89     100     100

         The new peer group includes Alliance Gaming Corp., GTECH Holdings Corp., Mikhon Gaming, Shuffle Master and WMS Industries, Inc. Anchor Gaming, which was a member of the old peer group used in our last proxy statement, has been omitted from the new peer group in this proxy statement because it was acquired by us in December 2001. Two members of the new peer group, Mikhon Gaming and Shuffle Master, were not included in the old peer group.

                PROPOSAL 2 - RATIFICATION OF INDEPENDENT AUDITORS

         Deloitte & Touche LLP were our independent auditors for the year ended September 28, 2002 and have reported on our consolidated financial statements included in the annual report which accompanies this proxy statement. Our independent auditors are appointed by our board of directors in consultation with the Audit Committee. The board has reappointed Deloitte & Touche LLP as our independent auditors for the year ending September 27, 2003. In the event that the stockholders do not approve Deloitte & Touche LLP as independent auditors, the selection of independent auditors will be reconsidered by the board. A representative of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                             AUDIT COMMITTEE REPORT

         In accordance with its written charter, which was restated by the Board of Directors in December 2002, the Audit Committee assists the board of directors in fulfilling its responsibility for oversight of the quality of IGT's accounting, auditing and financial reporting practices.

         The Audit Committee consists of three members, each of whom satisfy the independence, financial literacy and experience requirements of the New York Stock Exchange.

         Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles and the system of internal controls and procedures designed to insure compliance with accounting standards and applicable laws and regulations. IGT's independent auditors are responsible for auditing IGT's financial statements. The Audit Committee's responsibility is to monitor and review these processes and procedures. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

         During fiscal 2002, the Audit Committee had nine meetings. The Audit Committee met and held discussions with management, the internal auditors and the independent auditors, Deloitte & Touche LLP. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management, the internal auditors and the independent auditors. The Audit Committee discussed with Deloitte & Touche LLP matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committees."

         The Audit Committee reviewed and discussed the audited consolidated financial statements of IGT as of and for the year ended September 28, 2002 with management, the internal auditors and the independent auditors. The Board of

Directors, including the Audit Committee, received an opinion of Deloitte & Touche LLP as to the conformity of such audited consolidated financial statements with accounting principles generally accepted in the United States of America.

         The Audit Committee discussed with IGT's internal auditors and Deloitte & Touche LLP the overall scope and plans for their respective audits. The Audit Committee met regularly with the internal auditors and Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations, the evaluations of IGT's internal controls and the overall quality of IGT's accounting principles.

         In addition, the Audit Committee obtained from Deloitte & Touche LLP written documentation describing all relationships between Deloitte & Touche LLP and IGT that might bear on Deloitte & Touche LLP's independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with Deloitte & Touche LLP any relationships that may have an impact on their objectivity and independence and satisfied itself as to Deloitte & Touche LLP's independence. The Audit Committee also considered whether the provision of information technology and similar services and other non-audit services by Deloitte & Touche LLP to IGT is compatible with maintaining Deloitte & Touche LLP's independence. The Audit Committee also reviewed, among other things, the amount of fees paid to Deloitte & Touche LLP for audit and non-audit services.

         Based on the above-mentioned review and discussions with management, the internal auditors and Deloitte & Touche LLP, and subject to the limitations on our role and responsibility described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that IGT's audited consolidated financial statements be included in IGT's Annual Report on Form 10-K for the fiscal year ended September 28, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the selection of IGT's independent auditors, and based on our recommendation, the Board of Directors has selected Deloitte & Touche LLP as IGT's independent auditors for the fiscal year ending September 27, 2003, subject to stockholder ratification.

                                 AUDIT COMMITTEE

                                 Neil Barsky, Chairman
                                 Richard R. Burt
                                 Wilbur K. Keating

Fees Paid to Independent Public Accountants

         For the fiscal year ended September 28, 2002, fees paid for services provided by Deloitte & Touche LLP were as follows:

         Audit Fees

         Fees paid for services rendered for the audit of our annual financial statements for the fiscal year ended September 28, 2002 and the reviews of our financial statements included in our quarterly reports on Form 10-Q for the same fiscal year totaled $931,000.

         Financial Information Systems Design and Implementation Fees

         No fees were paid for financial information systems design and implementation.

         All Other Fees

         Fees paid for services rendered, other than those services covered in the sections above captioned "Audit Fees" and "Financial Information Systems Design and Implementation Fees," totaled $1.2 million, including fees for tax services of $752,000.

         The Audit Committee has concluded that the provision of non-audit services by our principal independent accountants is compatible with maintaining auditor independence.

Recommendation of IGT Board of Directors

         Approval of this proposal requires the affirmative vote of a majority of all votes cast, in person or by proxy. Abstentions and broker non-votes will have no effect on the results, although they will be counted for purposes of determining the presence of a quorum for the conduct of business at the annual meeting.

         Our board of directors recommends a vote "FOR" approval of Deloitte & Touche LLP as our independent auditors for the year ending September 27, 2003.

Stockholder Proposals for the 2004 Annual Meeting

         Proposals of stockholders intended to be presented at our next annual meeting must be received by us by September 26, 2003 to be considered for inclusion in our proxy statement relating to that meeting. Stockholders desiring to present a proposal at the next annual meeting but who do not desire to have the proposal included in the proxy materials distributed by us must deliver written notice of such proposal to us prior to December 10, 2003 or the persons appointed as proxies in connection with the next annual meeting will have discretionary authority to vote on any such proposal.

                                     GENERAL

         Our annual report to stockholders, containing audited financial statements, accompanies this proxy statement. Shareholders may obtain, without charge, a copy of our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission upon written request. Please direct all requests to International Game Technology, Attn: Investor Relations, 9295 Prototype Drive, P.O. Box 10580, Reno, Nevada 89510-0580, telephone (775) 448-0110, fax (775) 448-1137. The form 10-K is also available on our web site at http://www.IGT.com.

         As of the date of this proxy statement, our board of directors knows of no business which will be presented for consideration at the meeting other than the matters stated in the accompanying Notice of Annual Meeting of Stockholders and described in this proxy statement. If, however, any matter incident to the conduct of the meeting or other business properly comes before the meeting, the persons acting under the proxies intend to vote with respect to those matters or other business in accordance with their best judgment, and the proxy includes discretionary authority to do so.


                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     /s/ Sara Beth Brown
                                     --------------------
                                     Sara Beth Brown
                                     Secretary

Reno, Nevada
January 24, 2003

                          INTERNATIONAL GAME TECHNOLOGY
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                             SECOND RESTATED CHARTER

The following will serve as a restatement of the Charter for the Audit Committee of the Board of Directors of International Game Technology (IGT).


1. Purpose. The Audit Committee (Committee) assists the Board of Directors (the "Board") of IGT in overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, including (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements, (c) the independent public accountants' qualifications and independence, (d) the performance of the Company's internal audit function and independent public accountants, and (e) such other duties as may be directed by the Board.

         While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles (GAAP) and applicable rules and regulations. These are the responsibilities of management and the independent public accountants.

2. Membership. The Committee will be comprised of three or more directors of IGT's Board. All members of the Committee will be directors who meet the knowledge requirements and the independence requirements of the New York Stock Exchange. The members of the Committee will be appointed by and serve at the discretion of the Board. The Chairperson of the Committee will be appointed by the Board.

3. Specific Responsibilities and Duties. The Board delegates to the Committee the express authority to do the following:

         3.1      Independent Public Accountants.

                  (a) Selection; Fees. Be solely responsible for the appointment,compensation and oversight of the work of the independent public accountants (including resolution of disagreements between management and the independent public accountant regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and, where appropriate, terminate and replace such firm. Such independent public accountants shall report directly to and be ultimately accountable to the Committee.

                  (b) Scope of Audit. Review, evaluate and approve the annual engagement proposal of the independent public accountants (including the proposed scope and approach of the annual audit).

                  (c) Pre-Approval of Audit and Non-Audit Services. Pre-approve all auditing services and all non-auditing services to be performed by the independent public accountants. The independent public accountants shall not be retained to perform the prohibited non-audit functions listed on Exhibit
                           A. Such pre-approval can be given as part of the Committee's approval of the scope of the engagement of the independent public accountants or on an individual basis. The pre-approval of non-auditing services can be delegated by the Committee to one or more of its members, but the decision must be presented to the full Committee at the next scheduled meeting.

                  (d) Statement from Independent Public Accountants. Obtain and review from the independent public accountants at least annually a formal written statement regarding:

                           (i) the independent public accountants' internal quality-control procedures;

                           (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent public accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent public accountants, and any steps taken to deal with any such issues; and

                           (iii) all relationships between the independent public accountants and the Company.

                  (e) Hiring Policies. Set clear hiring policies for employees and former employees of the independent public accountants.

                  (f) Review Problems. Review with the independent public accountants any audit problems or difficulties the independent public accountants may have encountered and management's responses, including:
                           (i) any restrictions on the scope of
                           activities or access to requested  information and
                           (ii) any recommendations made by the independent public accountants as a result of the audit.

         3.2      Financial Reporting.

                  (a) Annual and Quarterly Financials. Review and discuss with management and the independent public accountants the Company's annual and quarterly financial statements,(including the Company's disclosures under
                           "Management's Discussion and Analysis of Financial Condition and Results of Operations"), including the independent public accountants' reviews of the quarterly financial statements), prior to the public release of such information.

                  (b) Accounting Principles. Review with management and the independent public accountants material accounting principles applied in financial reporting, including any material changes from principles followed in prior years and any items required to be communicated by the independent public accountants in accordance with AICPA Statement of Auditing Standards ("SAS")61.

                  (c) Press Releases. Discuss and review with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

                  (d) Regulatory Developments. Review with management and the independent public accountants the effect of regulatory and accounting initiatives on the Company's financial statements.

         3.3      Internal Audit and Risk Management.

                  (a) Internal Audit. Review the budget, qualifications, activities, effectiveness and organizational structure of the internal audit function and the performance, appointment and replacement of the lead internal auditor, and review summaries of material internal audit reports and management's responses.

                  (b) Risk Management. Discuss policies with respect to risk assessment and risk management periodically with the management, internal auditors, and independent public accountants, and the Company's plans to monitor, control and minimize such risks and exposures.

         3.4      Financial Reporting Processes.

                  (a) Reports. Obtain and review reports from the independent public accountants regarding:

                           (i) all critical accounting policies and practices to be used by the Company;

                           (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants; and

                           (iii) all other material written communications between the independent public accountants and management, including any management letter or schedule of unadjusted differences.

         3.5      Legal and Regulatory Complianc.

                  (a) SEC Report. Prepare the annual report included in the Company's proxy statement as required by the proxy rules under the Act.

                  (b) Complaints. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

         3.6      Other

                  (a)      Recommendations;   Reports. Regularly report to the
                           Board on the Committee's activities and make appropriate recommendations.

                  (b) Evaluation. Annually evaluate the performance of the Committee.

                  (c) Review and Publication of Charter. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board, as appropriate, and publish the Charter as required by applicable law.

4.       Meetings

         4.1 Executive Sessions. The Committee shall meet with the independent public accountants, internal auditors and management in separate executive sessions regularly (with such frequency as it determines) to discuss any matters that the Committee or these groups believe should be discussed privately.

         4.2 Other Meetings. Other meetings will be with such frequency, and at such times, as its Chairperson, or a majority of the Committee, determines. A special meeting of the Committee may be called by the Chairperson and will be called promptly upon the request of any two Committee members.

5. Subcommittees. The Committee has the power to appoint and delegate matters to subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Board or the Committee.

6.       Reliance; Experts; Cooperation.

         6.1 Retention of Independent Counsel and Advisors. The Committee has the power, in its sole discretion, to retain at the Company's expense such independent counsel, advisors and experts as it deems necessary or appropriate to carry out its duties.

         6.2 Reliance Permitted. The Committee will act in reliance on management, the Company's independent public accountants, internal auditors, and advisors and experts, as it deems necessary or appropriate to enable it to carry out its duties.

         6.3 Investigations. The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

         6.4 Required Participation of Employees. The Committee shall have unrestricted access to the Company's employees, independent public accountants, internal auditors, internal and outside counsel, and may require any employee of the Company or representative of the Company's outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of the Committee or representative of the Committee's counsel, advisors or experts.

                                    EXHIBIT A

                          Prohibited Non-Audit Services

1. Bookkeeping or other services related to the accounting records or financial statements of the Company;

2.       Financial information systems design and implementation;

3. Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

4.       Actuarial services;

5.       Internal audit outsourcing services;

6.       Management functions or human resources;

7.       Broker or dealer, investment advisor, or investment banking services;

8.       Legal services and expert services unrelated to the audit; and

9. Any other services that the Public Company Accounting Oversight Board to be formed pursuant to the Sarbanes-Oxley Act of 2002 determines, by regulation, is impermissible.

                                       MAP

                                [GRAPHIC OMITTED]

INTERNATIONAL GAME TECHNOLOGY       VOTE BY TELEPHONE OR INTERNET
                                    24 HOURS A DAY, 7 DAYS A WEEK


TELEPHONE                                   INTERNET                                    MAIL
1-XXX-XXX-XXXX                              https://xxxxxxxxxxxx
(Toll-free number is available in the       --------------------
 U.S. and Canada only)

Use any touch-tone telephone to vote        Use the internet to vote your proxy.        Mark, sign and date your proxy
your proxy.  Have your proxy card in        Have your proxy card in hand when you       card and return it in the postage-
hand when you call.  You will be            access the website.  You will be            paid envelope we have provided.
prompted to enter your control              prompted to enter your control number,
number, located in the box below, and       located in the box below, to create an
then follow the simple directions.          electronic ballot.


Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the internet, there is no need for you to mail back your proxy.

The Board of Directors recommends a vote "FOR" all of the nominees listed below and "FOR" ratification of the appointment of Deloitte & Touche LLP as IGT's independent auditors for the fiscal year ending September 27, 2003.

1.  Election of Directors  FOR all nominees  ___     WITHHOLD AUTHORITY to vote  ___   *EXCEPTIONS ___
                                                     for all nominees listed below.

    The Board of Directors recommends a vote "FOR" the nominees listed below:

    Nominees: G. Thomas Baker, Neil Barsky, Robert A. Bittman, Richard R. Burt, Wilbur K. Keating, Thomas J. Matthews, Charles N. Mathewson, Robert Miller, Frederick B. Rentschler

    (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

    *Exceptions_________________________________________________________________

2. Ratification of appointment of Deloitte & Touche LLP as IGT's independent auditors for the fiscal year ending September 27, 2003.

       FOR ____          AGAINST ___               ABSTAIN  ____

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

Please sign name exactly as it appears on this card. DATE:__________________ Joint owners should each sign. Attorneys, trustees, executors,administrators, conservators, custodians, SIGNATURE______________ gaurdians or corporate officers should give full title. SIGNATURE______________

Votes must be indicated
(x) in Black or Blue Ink.

                          INTERNATIONAL GAME TECHNOLOGY
                                    P R O X Y
                  ANNUAL MEETING OF STOCKHOLDERS, March 3, 2003


     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated January 24, 2003, and accompanying Proxy Statement, and hereby appoints Charles N. Mathewson, G. Thomas Baker and Sara Beth Brown, and each of them, the proxies and attorneys-in-fact of the undersigned, with full power of substitution in each, for and in the name of the undersigned to attend the Annual Meeting of Stockholders of International Game Technology to be held on March 3, 2003 at 1:30 P.M., local time, at IGT's corporate office, 9295 Prototype Drive, Reno, Nevada, and any and all adjournments thereof, and to vote there at the number of shares of Common Stock which the undersigned would be entitled to vote if then personally present as specified on the reverse side:

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED "FOR" ALL OF THE SPECIFIED DIRECTOR NOMINEES AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.


                                          International Game Technology
                                          XXXXXXXXX
                                          XXXXXXXXX

(Continued, and to be signed and dated, on the reserve side.)

I Plan to attend the meeting                ____

To change your address, please mark this
box and write new address below             ____